Exhibit 99.2
THE TIMKEN COMPANY AND SUBSIDIARIES
CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
The following unaudited condensed pro forma consolidated financial statements are based upon the historical financial statements of The Timken Company (“the Company”) and its subsidiaries, adjusted to reflect the disposition of the Needle Roller Bearings (NRB) business which was completed on December 31, 2009. The following unaudited condensed pro forma consolidated financial statements of the Company should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of the NRB business as if it had occurred on September 30, 2009, while the unaudited condensed pro forma statements of consolidated income for the years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Company’s management believes to be reasonable. Pro forma statements of consolidated income for the nine months ended September 30, 2009 are not provided, as the Form 10Q filed on November 9, 2009 reflects the NRB operations as discontinued operations.
The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the NRB business closed on September 30, 2009 for the unaudited condensed pro forma consolidated balance sheet or at the beginning of each period presented for the unaudited condensed pro forma statements of consolidated income.

Condensed Pro Forma Consolidated Balance Sheet
September 30, 2009
(unaudited)

		Pro Forma
(Dollars in thousands)	Historical	Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$382,878	$299,698	(a)	$682,576
Restricted cash	248,158	—		248,158
Accounts receivable, net	458,393	—		458,393
Inventories, net	716,948	—		716,948
Deferred income taxes	69,633	—		69,633
Deferred charges and prepaid expenses	17,536	—		17,536
Current assets, discontinued operations	364,494	(364,494)	(b)	—
Other current assets	58,657	15,855	(c)	74,512

Total Current Assets	2,316,697	(48,941)		2,267,756

Property, Plant and Equipment	3,654,951	—		3,654,951
Less allowances for depreciation	(2,228,991)	—		(2,228,991)

Property, Plant and Equipment, net	1,425,960	—		1,425,960

Other Assets
Goodwill	222,225	—		222,225
Other intangible assets	134,437	—		134,437
Deferred income taxes	310,928	(4,743)	(d)	306,185
Other non-current assets	47,774	—		47,774

Total Other Assets	715,364	(4,743)		710,621

Total Assets	$4,458,021	$(53,684)		$4,404,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other liabilities	$352,558	$11,886	(e)	$364,444
Short-term debt and current portion of long-term debt	331,860	—		331,860
Income taxes payable	—	—		—
Deferred income taxes	5,060	—		5,060
Current liabilities, discontinued operations	44,181	(44,181)	(f)	—
Salaries, wages and benefits	147,848	—		147,848

Total Current Liabilities	881,507	(32,295)		849,212

Non-Current Liabilities
Long-term debt	469,057	—		469,057
Accrued pension cost	786,545	—		786,545
Accrued postretirement benefits cost	611,743	(3,399)	(g)	608,344
Other non-current liabilities	118,196	—		118,196

Total Non-Current Liabilities	1,985,541	(3,399)		1,982,142

Shareholders’ Equity
Common Stock	892,783	—		892,783
Earnings invested in the business	1,431,701	(4,179)	(h)	1,427,522
Accumulated other comprehensive loss	(747,157)	(13,811)	(i)	(760,968)
Treasury Shares	(4,493)	—		(4,493)

Total Shareholders’ Equity	1,572,834	(17,990)		1,554,844

Noncontrolling interest	18,139	—		18,139

Total Equity	1,590,973	(17,990)		1,572,983

Total Liabilities and Shareholders’ Equity	$4,458,021	$(53,684)		$4,404,337

See Notes to Unaudited Condensed Pro Forma Financial Statements.

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2008
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (j)	Pro Forma

Net sales	$5,663,660	$(622,860)	$5,040,800
Cost of products sold	4,422,191	(533,244)	3,888,947

Gross Profit	1,241,469	(89,616)	1,151,853

Selling, administrative and general expenses	724,987	(67,856)	657,131
Impairment and restructuring charges	64,383	(31,593)	32,790
Gain on divestitures	(8)	—	(8)

Operating Income	452,107	9,833	461,940

Interest expense	(44,934)	533	(44,401)
Interest income	5,971	(179)	5,792
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment, net of expenses	10,207	(1,071)	9,136
Other expense — net	5,827	1,292	7,119

Income from continuing operations before income taxes	429,178	10,408	439,586
Provision for income taxes	157,926	(865)	157,061

Income from continuing operations	$271,252	$11,273	$282,525

Earnings per share from continuing operations
Basic	$2.82		$2.93
Diluted	2.81		2.93

Average common shares outstanding
Basic	95,650,104		95,650,104
Diluted	95,947,643		95,947,643
See Notes to Unaudited Condensed Pro Forma Financial Statements.

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2007
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (j)	Pro Forma

Net sales	$5,236,020	$(703,954)	$4,532,066
Cost of products sold	4,182,186	(605,103)	3,577,083

Gross Profit	1,053,834	(98,851)	954,983

Selling, administrative and general expenses	695,283	(64,121)	631,162
Impairment and restructuring charges	40,378	(11,973)	28,405
Loss on divestitures	528	—	528

Operating Income	317,645	(22,757)	294,888

Interest expense	(42,684)	370	(42,314)
Interest income	7,045	(109)	6,936
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment, net of expenses	7,854	(1,405)	6,449
Other expense — net	(4,001)	2,697	(1,304)

Income from continuing operations before income taxes	285,859	(21,204)	264,655
Provision for income taxes	62,868	(8,927)	53,941

Income from continuing operations	$222,991	$(12,277)	$210,714

Earnings per share from continuing operations
Basic	$2.34		$2.21
Diluted	2.32		2.19

Average common shares outstanding
Basic	94,639,065		94,639,065
Diluted	95,281,799		95,281,799
See Notes to Unaudited Condensed Pro Forma Financial Statements.

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2006
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (j)	Pro Forma

Net sales	$4,973,365	$(696,971)	$4,276,394
Cost of products sold	3,968,271	(585,100)	3,383,171

Gross Profit	1,005,094	(111,871)	893,223

Selling, administrative and general expenses	677,342	(66,159)	611,183
Impairment and restructuring charges	44,881	(13,933)	30,948
Loss on divestitures	64,271	—	64,271

Operating Income	218,600	(31,779)	186,821

Interest expense	(49,387)	350	(49,037)
Interest income	4,605	867	5,472
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment, net of expenses	87,907	(20,328)	67,579
Other expense — net	(4,148)	1,946	(2,202)

Income from continuing operations before income taxes	257,577	(48,944)	208,633
Provision for income taxes	77,795	(15,320)	62,475

Income from continuing operations	$179,782	$(33,624)	$146,158

Earnings per share from continuing operations
Basic	$1.91		$1.55
Diluted	1.90		1.54

Average common shares outstanding
Basic	93,325,729		93,325,729
Diluted	94,092,657		94,092,657
See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(a)	Reflects the gross proceeds of $330 million, less the value of certain receivables and payables retained by the Company, from the sale of the Needle Roller Bearings (NRB) business. In addition, pursuant to the Sale and Purchase Agreement (the “Purchase Agreement”), cash is excluded from assets transferred to the Buyer.

(b)	Reflects the elimination of assets of the NRB business acquired by the Buyer, net of assets that will be retained by the Company, in accordance with the Purchase Agreement.

(c)	Reflects the estimated current tax benefit from the loss on the sale of the NRB business.

(d)	Reflects adjustments to deferred taxes resulting from the sale of the NRB business.

(e)	Reflects transaction costs and transfer taxes, as well as adjustments for property taxes, as a result of the sale of the NRB business.

(f)	Reflects the elimination of liabilities of the NRB business that transfer to the Buyer in accordance with the Purchase Agreement.

(g)	Reflects an adjustment to the curtailment of the Company’s postretirement medical plan.

(h)	Reflects the after-tax pro forma impact of the loss on the sale of the NRB business, assuming an estimated effective tax rate of 69%. The Company expects to incur an after-tax loss on the sale of the NRB business of up to approximately $10 million upon completion of the sale. The expected loss is only an estimate and is subject to change based on the final balance sheet amounts and jurisdictional tax computations, as of the effective date of the sale.

(i)	Reflects the elimination of pension adjustments, net of deferred taxes, associated with certain pension plans of the NRB business that transfer to the Buyer and foreign currency translation adjustments associated with the NRB business.

(j)	Reflects the elimination of the operating results of the NRB business as if the transaction occurred at the beginning of the each period presented. These results have been adjusted to reflect federal and state income taxes of the NRB business on a stand-alone basis. The pro forma loss on the sale of the NRB business is not reflected in the pro forma statements of consolidated income.